Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-238454 and 333-291003), and Form F-3 (File No. 333-292184) of our report dated April 10, 2026 with respect to the audited consolidated financial statements and effectiveness of internal control over financial reporting of Cango Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 10, 2026